UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2015

Global Net Lease, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-37390	45-2771978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 12, 2015, the Enforcement Section of the Massachusetts Securities Division filed an administrative complaint against Realty Capital Securities, LLC (“RCS”), an entity under common control with the parent of the advisor and sponsor of Global Net Lease, Inc. (the “Company”). Neither the Company nor the Company's advisor is a named party in the administrative complaint. RCS served as the dealer manager of the Company’s initial public offering, which ended in June 2014, and, together with its affiliates, has continued to provide certain services to the Company and the Company’s advisor. The administrative complaint alleges fraudulent behavior in connection with proxy services provided by RCS to another program sponsored by the parent of the Company’s sponsor. RCS has previously solicited proxies on behalf of the Company, although the Company’s advisor has determined at this time that RCS will no longer provide such services to the Company. The administrative complaint alleges that employees of RCS fabricated numerous shareholder proxy votes across multiple entities sponsored by the parent of the Company’s sponsor but does not specifically refer to any actions taken in connection with any of the Company’s proxy solicitations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Net Lease, Inc.

Date: November 16, 2015	By:	/s/ Scott J. Bowman
Scott J. Bowman Chief Executive Officer